Exhibit 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000


                                                 November 6, 2002



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia  30308-3374

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Georgia Power Company (the "Company") in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-57884, 333-57884-01, 333-57884-02, 333-57884-03 and 333-57884-04) filed with the Securities and Exchange Commission (the "Commission") on March 29, 2001 and declared effective by the Commission on April 12, 2001 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to (1) $309,279,000 aggregate principal amount of the Company's Series F Junior Subordinated Notes due November 1, 2042 (the "Junior Subordinated Notes"), (2) 3,000,000 Flexible Trust Preferred Securities of Georgia Power Capital Trust VI and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to the Trust Preferred Securities (the "Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of June 1, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as amended and supplemented by a Fourth Supplemental Indenture dated as of November 6, 2002 (collectively, the "Subordinated Note Indenture"). The Guarantee will be issued pursuant to a Guarantee Agreement dated as of November 1, 2002 between the Company and JPMorgan Chase Bank (the "Guarantee Trustee").

     We have examined the Registration Statement and also the Subordinated Note Indenture and the Guarantee Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Subordinated Note Indenture is the valid and legal binding obligation of the Trustee and (2) the Guarantee is a valid and legally binding obligation of the Guarantee Trustee.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Junior Subordinated Notes and the Guarantee are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and "Legal Opinions" in the prospectus supplement dated October 30, 2002. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,


                                                     /s/ TROUTMAN SANDERS LLP
                                                     TROUTMAN SANDERS LLP

                                                 November 6, 2002



Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-57884, 333-57884-01, 333-57884-02, 333-57884-03 and 333-57884-04 (the
"Registration Statement") relating to (1) $309,279,000 aggregate principal amount of Series F Junior Subordinated Notes due November 1, 2042 (the "Junior Subordinated Notes") of Georgia Power Company (the "Company"), (2) 300,000 Flexible Trust Preferred Securities (Five Year Initial Fixed Rate Period) (Liquidation Amount $1,000 per Preferred Security) (the "Trust Preferred Securities") of Georgia Power Capital Trust VI (the "Trust") and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to the Trust Preferred Securities (the "Guarantee"). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture dated as of June 1, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Indenture Trustee"), as heretofore supplemented and as further supplemented by a Fourth Supplemental Indenture dated as of November 6, 2002 (collectively, the "Subordinated Note Indenture"). The Guarantee will be issued pursuant to a Guarantee Agreement dated as of November 1, 2002 between the Company and JPMorgan Chase Bank (the "Guarantee Trustee").

                  We have examined the Registration Statement and the Subordinated Note Indenture and the Guarantee Agreement, which have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Subordinated Note Indenture is the valid and legal binding obligation of the Indenture Trustee and (2) the Guarantee is a valid and legally binding obligation of the Guarantee Trustee.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Junior Subordinated Notes and the Guarantee are valid, binding and legal obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

                  We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

                  This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit
5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/  DEWEY BALLANTINE LLP
                                                     DEWEY BALLANTINE LLP